UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2019

Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Determination of Estimated Per-Share Net Asset Value

Overview

The board of directors (the “Board”) of Healthcare Trust, Inc. (the “Company”) previously adopted valuation guidelines used in connection with determining the estimated per-share net asset value (“Estimated Per-Share NAV”) of the Company’s common stock. Under these guidelines, Estimated Per-Share NAV is published on at least an annual basis. Healthcare Trust Advisors, LLC (the “Advisor”) calculates the Estimated Per-Share NAV taking into consideration the appraisals of the Company’s real estate assets (each asset individually, a “Real Estate Asset” and collectively, the “Real Estate Assets”) which are performed by an independent valuation firm in accordance with the valuation guidelines established by the Board. The Advisor reviews valuations performed by the independent valuation firm for consistency with the valuation guidelines and the reasonableness of the independent valuation firm’s conclusions. The independent directors of the Board oversee and review the Advisor’s Estimated Per-Share NAV calculation and make the final determination regarding the Estimated Per-Share NAV. The independent directors of the Board rely on the Advisor’s input, including its view of the estimate and the appraisals performed by the independent valuation firm, but may, in its discretion, consider other factors.

On April 1, 2019, the independent directors of the Board, who comprise a majority of the Board, with Edward M. Weil, Jr. abstaining, unanimously approved an Estimated Per-Share NAV as of December 31, 2018 (the “Valuation Date”) equal to $17.50 based on the estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities, divided by 92,369,530 shares of common stock outstanding on a fully diluted basis as of December 31, 2018. There have been no changes between December 31, 2018 and the date of this filing that the Advisor believes would materially impact the overall Estimated Per-Share NAV.

Sensitivity Analysis

The Advisor noted that applying the low end, midpoint and high end of the range of capitalization rates and discount rates used by Duff & Phelps resulted in an Estimated Per-Share NAV range equal to $16.95 - $19.00 per share on a fully diluted basis. The midpoint in that range was $17.92.

The overall capitalization rate and discount rate have a significant impact on the estimated value. The following chart presents the impact on the Company’s Estimated Per-Share NAV resulting from variations in the overall capitalization rate for those properties valued with the Direct Capitalization Method (as defined below) and variations in discount rates for those properties valued via the Discounted Cash Flow Method (as defined below), within the range of values determined by Duff & Phelps.

	Range of Value
	Low	Midpoint	High
Share Price	$16.95	$17.92	$19.00
Weighted Average Capitalization Rate	7.40%	7.40%	7.40%
Weighted Average Discount Rate (1)	8.52%	8.52%	8.52%

(1)
This analysis shows the effect of varying the discount rate used in the Discounted Cash Flow Method. For purposes of this sensitivity analysis, the weighted average terminal capitalization rate, which applies only to Real Estate Assets valued using the Discounted Cash Flow Method, is assumed to be 7.40%.

Process

Consistent with the Company’s valuation guidelines, the Company engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party real estate advisory firm, to perform appraisals of the Real Estate Assets as of the Valuation Date and provide a valuation range for each Real Estate Asset. In addition, Duff & Phelps was engaged to review and incorporate its estimate of a range of net asset values of the Company included in its report the Company’s market value estimate regarding other assets and liabilities as of the Valuation Date. Duff & Phelps has extensive experience estimating the fair value of commercial real estate.

The method used by Duff & Phelps to appraise the Real Estate Assets in the report furnished to the Advisor and the Board by Duff & Phelps (the “Duff & Phelps Report”) complies with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publicly Registered Non-Listed REITs,” issued April 29, 2013. Also, the scope of work performed by Duff

& Phelps was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Other than its engagement as described herein and its engagement to provide certain purchase price allocation services, Duff & Phelps does not have any direct interests in any transaction with the Company.

Potential conflicts of interest between Duff & Phelps, on one hand, and the Company or the Advisor, on the other hand, may arise as a result of (1) the impact of the findings of Duff & Phelps in relation to the Company’s Real Estate Assets, or the assets of real estate investment programs sponsored by affiliates of the Advisor, on the value of ownership interests owned by, or incentive compensation payable to, directors, officers or affiliates of the Company and the Advisor, or (2) Duff & Phelps performing valuation services for other programs sponsored by affiliates of the Advisor, as well as other services for the Company.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusion, Duff & Phelps, among other things:

•	performed its valuations on a desktop basis;

•	relied on information provided by the Company relating to each property’s physical, financial and economic characteristics;

•	researched applicable markets to measure current market conditions, supply and demand factors, growth patterns and their effect on applicable Real Estate Assets;

•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow and other leasing assumptions for applicable Real Estate Assets;

•	reviewed other assets and liabilities of the Company, including the Company’s mortgage debt and credit facilities, and

•	performed such other analyses and studies, and considered factors, as Duff & Phelps considered appropriate.
Duff & Phelps performed a full valuation of the Real Estate Assets utilizing an income capitalization approach consisting of the Direct Capitalization Method or the Discounted Cash Flow Method and certain other approaches, all as described further below. These approaches are commonly used in the commercial real estate industry.

The Estimated Per-Share NAV is comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus the sum of (C) the estimated value of debt and other liabilities and (D) the estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, management of the Company or any of their respective affiliates based on the aggregate net asset value of the Company based on Estimated Per-Share NAV and payable in a hypothetical liquidation of the Company as of the Valuation Date, divided by (ii) the number of shares of common stock outstanding on a fully-diluted basis, as of the Valuation Date, which was 92,369,530. Common shares outstanding on a fully-diluted basis is defined as the sum of common shares outstanding, vested and unvested restricted shares and OP units, while excluding Class B units.

Income Capitalization Approach

Duff & Phelps estimated a range of “as is” market value for substantially all of the Real Estate Assets as of December 31, 2018 using the income capitalization approach, which simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. The net income developed in Duff & Phelps’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This net income was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “Discounted Cash Flow Method”). Thus, two key steps were involved: (1) estimating the net income applicable to each Real Estate Asset and (2) choosing appropriate capitalization rates and discount rates, as applicable.

Other Approaches

Duff & Phelps utilized the sales comparison approach to estimate the market value of the two excess land parcels associated with Real Estate Assets based on what other purchasers and sellers in the applicable market had agreed to as a price for comparable land parcels. This approach is based on the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes.

For the one development property in the portfolio, located in Jupiter, Florida, the property was valued at construction cost plus the market value of the land. Due to a dispute with the developer, the Company has funded excess development costs at this property and has not yet received any rental income from the property. There can be no assurance as to when we will begin to generate cash from this investment, if at all.

Summary of Approaches

Duff & Phelps utilized the Direct Capitalization Method for 57 Real Estate Assets, the Discounted Cash Flow Method for 122 Real Estate Assets, the acquisition price for three Real Estate Assets, the disposition price for six Real Estate Assets, the Sales Comparison Approach for two Real Estate Assets and the cost method for one Real Estate Asset. Additional details are shown below:

					Income Capitalization
	Acquisition	Disposition	Sales Comparison	Cost Method	Direct Capitalization Method	Discounted Cash Flow Method	Total
Medical Office Properties	1	6	—	—	—	104	111
Net Lease Properties	2	—	—	—	3	14	19
Seniors Housing Properties	—	—	2	—	54	4	60
Development Property	—	—	—	1	—	—	1
Total	3	6	2	1	57	122	191

Estimated Per-Share NAV

The following table, prepared by the Advisor, summarizes the individual components of the Estimated Per-Share NAV approved by the independent directors of the Board as of the dates presented. The decrease in Estimated Per-Share NAV as of December 31, 2017 to Estimated Per-Share NAV as of December 31, 2018 was primarily due to the effect of paying distributions to the Company's stockholders that exceeded cash flows from operations by $37.3 million and a decrease in the value of the Real Estate Assets from December 31, 2017 to December 31, 2018 of $30.5 million. As part of their determination to approve an Estimated Per-Share NAV representing the midpoint between the low end and the midpoint of the range included in the Duff & Phelps Report, the independent directors considered the fundamentals of the Real Estate Assets, including geographic location, stabilization and credit quality of tenants.

	December 31, 2018		December 31, 2017 (1)
Real Estate Assets	$28.12	(2)	$29.82
Other Assets (3)	1.33		1.36
Fair Value of Debt (4)	(11.65)		(10.33)
Other Liabilities (5)	(0.30)		(0.60)
Estimated Per-Share NAV	$17.50		$20.25

(1)
For illustrative purposes only, Estimated Per-Share NAV as of December 31, 2017 in the above table has been calculated using the same component categories as the calculation of Estimated Per-Share NAV as of December 31, 2018.

(2)
The value of the Real Estate Assets includes an adjustment of $38.8 million below the midpoint of the range provided in the Duff & Phelps Report. The concluded value of the Real Estate Assets reflects an overall increase of 10.6% over the sum of (a) the original purchase price for those assets of $2.2 billion, and (b) post-acquisition capital expenditures for those assets of $105.8 million, which includes $80.8 million of costs related to the one development property in Jupiter, Florida. The key assumptions that were used by Duff & Phelps in its models to estimate the value of each Real Estate Asset are set forth below.

The following summarizes the range of overall capitalization rates used to arrive at the estimated market values of the Real Estate Assets valued utilizing the Direct Capitalization Method as of December 31, 2018:

	Range	Weighted Average
Overall Capitalization Rate	5.50% — 8.00%	6.45%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Real Estate Assets valued utilizing the Discounted Cash Flow Method as of December 31, 2018:

	Range	Weighted Average
Terminal Capitalization Rate	5.75% — 10.75%	7.40%
Discount Rate	6.75% — 12.75%	8.52%

(3)
Includes the following line items from the Company’s audited financial statements: (i) cash and cash equivalents; (ii) restricted cash; and (iii) prepaid expenses and other assets, adjusted for certain items. The Advisor believes that the carrying value of the assets estimates fair value.

(4)
As disclosed in Note 6 - Fair Value of Financial Instruments to the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K, the value of the Company’s mortgage notes payable was estimated using a discounted cash flow analysis. The inputs into the discounted cash flow analysis were based on the Advisor’s experience with similar types of borrowing arrangements. Advances under the credit facilities are considered to be reported at fair value, because the interest rates on the credit facilities varies with changes in LIBOR.

(5)
Includes the following line items from the Company’s audited financial statements: (i) accounts payable and accrued expenses (including due to related parties); (ii) deferred rent; and (iii) distributions payable. The Advisor believes that the carrying value estimates fair value.

Limitations of the Asset Appraisals

The Company believes that the methodologies used to establish the Estimated Per-Share NAV are the methodologies most commonly used by non-listed REITs to establish an estimated per-share net asset value. The Company believes that the assumptions described herein to estimate Estimated Per-Share NAV, including the value of the Real Estate Assets, are within the ranges used by market participants buying and selling similar properties. The estimated property values may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the assets were sold. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Duff & Phelps, and the recommendations made by the Advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from this Estimated Per-Share NAV.

Limitations of the Estimated Per-Share NAV

The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that shares of common stock could trade at a premium or a discount to Estimated Per-Share NAV if the shares were listed on a national securities exchange.

The Estimated Per-Share NAV does not represent the amount that:

•	shares of common stock may trade on a national securities exchange or a third party would pay for the Company;

•	a stockholder would obtain if he or she tried to sell his or her shares; or

•	a stockholder would realize in per share distributions if the Company sold all of its assets and settled all of its liabilities in a plan of liquidation.

Further, there is no assurance that the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conclusion

The Estimated Per-Share NAV as of December 31, 2018 of $17.50, a value within the range determined by Duff & Phelps, was unanimously adopted by the independent directors of the Board, who comprise a majority of the Board, with Mr. Weil abstaining, on April 1, 2019. The independent directors of the Board based their determination on the Advisor’s recommendation, which was based on the Advisor’s review of the Duff & Phelps Report and on the Advisor’s own analysis, estimates and calculations and the fundamentals of the Real Estate Assets. As part of their determination to approve an Estimated Per-Share NAV, the independent directors considered the fundamentals of the Real Estate Assets including geographic location, stabilization and credit quality of tenants. The Board is ultimately and solely responsible for the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. As such, stockholders should not rely on the Estimated Per-Share NAV in making a decision to buy or sell shares of common stock pursuant to the Company’s distribution reinvestment plan (the “DRIP”) or amended and restated share repurchase plan, as amended (the “SRP”), respectively.

In connection with the independent directors of the Board’s determination of Estimated Per-Share NAV, the Advisor concluded that, in a hypothetical liquidation at such Estimated Per-Share NAV, it would not be entitled to any incentive fees or performance-based restricted partnership units of the Company’s operating partnership designated as "Class B Units." The Advisor determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Share Repurchase Program and Distribution Reinvestment Plan

As set forth in the SRP, the price per share for shares of common stock repurchased by the Company pursuant to the SRP will be equal to 100% of the published Estimated Per-Share NAV in effect on the last day of the Fiscal Semi-Annual Period in which such repurchase request was received, for investors that have held the shares for at least one year, subject to certain conditions and limitations. Pursuant to the SRP, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of common stock or received their shares from the Company (directly or indirectly) through one or more non-cash transactions would be considered for repurchase.

Pursuant to the Company’s DRIP, the price per share for shares of common stock purchased under the DRIP is the most-recent Estimated Per-Share NAV as determined by the Board from time to time. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are the Company’s and its management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward-looking statements under federal securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and the Company may not release revisions to these forward-looking statements to reflect changes after the Company has made these statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s Annual Reports on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, as well as the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: April 3, 2019	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary